UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 29, 2024

FERGUSON PLC

(Exact Name of Registrant as Specified in its Charter)

Jersey, Channel Islands	001-40066	98-1499339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, United Kingdom	RG41 5TS
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 118 927 3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares of 10 pence	FERG	New York Stock Exchange
Indicate by check mark		London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, the Board of Directors of Ferguson plc (the “Company”) concluded that it would be in the best interests of the Company and its shareholders as a whole to proceed with establishing a new corporate structure to domicile the Group’s ultimate parent company in the United States, which would be accomplished through a merger process by which the Company would become a direct, wholly owned subsidiary of a new Delaware corporation. In connection with this decision, on February 29, 2024, the Company entered into a merger agreement (the “Merger Agreement”) by and among the Company, Ferguson Enterprises Inc., a newly incorporated corporation under the laws of Delaware (“New TopCo”) and Ferguson (Jersey) 2 Limited, a newly formed Jersey incorporated private limited company and direct, wholly owned subsidiary of New TopCo (“Merger Sub”). The Merger Agreement provides for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company surviving the Merger as a direct, wholly owned subsidiary of New TopCo and Merger Sub ceasing to exist, on the terms and subject to the conditions of the Merger Agreement. Following completion of the Merger, New TopCo will be the Company’s parent company.

On the terms of, subject to the conditions of and/or in connection with the Merger Agreement, at the effective time of the Merger, (i) each ordinary share, par value 10 pence per share, of the Company (collectively, the “Ferguson Shares” and each, a “Ferguson Share”) that is issued and outstanding at 6:00 p.m. Eastern Time on July 31, 2024 (the “Merger Record Time”) will automatically be cancelled without any repayment of capital and New TopCo will issue as consideration therefor new, duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of New TopCo (the “New TopCo Common Stock”) to each shareholder of the Company on a one-for-one basis for each Ferguson Share held by such shareholder immediately preceding the Merger Record Time and (ii) each U.K. depositary interest representing an issued and outstanding Ferguson Share (“Ferguson U.K. DI”) at the Merger Record Time will be cancelled and a New TopCo U.K. depositary interest representing one share of New TopCo Common Stock will be issued through CREST by Computershare Investor Services PLC as consideration therefor to each holder of Ferguson U.K. DIs on a one-for-one basis for each Ferguson U.K. DI held by such holder immediately preceding the Merger Record Time. All Ferguson Shares held in treasury will be cancelled as a result of the Merger.

The Merger will result in New TopCo becoming a publicly traded corporate entity, and it is expected that the New TopCo Common Stock will be listed on the NYSE and the LSE under the trading symbol “FERG” following the effectiveness of the Merger. The persons who currently serve as the directors and executive officers of the Company (other than Ms. Sammie Long, who will retire from her position at the Company, effective July 31, 2024) are expected to serve as the directors and executive officers of New TopCo following the Merger, subject to the appointment, death, resignation or removal of any directors or executive officers on or prior to the effective time of the Merger.

Consummation of the Merger is subject to customary closing conditions, including, without limitation, that the Company’s shareholders have approved the Merger with at least two-thirds (66 2⁄3%) of the total number of votes cast at a quorate extraordinary general meeting of shareholders of the Company; that the U.K. prospectus with respect to the New TopCo Common Stock has been filed and approved by the Financial Conduct Authority (“FCA”) and such U.K. prospectus has been made available to the public in accordance with the Prospectus Regulation Rules of the FCA; that the registration statement on Form S-4 (the “Registration Statement”) with respect to the New TopCo

Common Stock to be issued pursuant to the Merger has been filed and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) and there being no stop order suspending such effectiveness; that all material consents and authorizations have been obtained; and that there are no legal restraints to the consummation of the Merger.

We currently anticipate that the Merger and the other transactions contemplated by the Merger Agreement will be consummated on August 1, 2024, subject to all the conditions precedent to the Merger specified in the Merger Agreement being satisfied or waived. The Registration Statement, which will include the preliminary proxy statement of the Company and that will also constitute a preliminary prospectus of New TopCo, is expected to be filed by New TopCo with the SEC on or about March 1, 2024.

The Merger Agreement contains certain representations and warranties relating to organization and good standing, due authorization and enforceability of the Merger Agreement, in each case, on the part of the Company, New TopCo and Merger Sub.

The Merger Agreement may be terminated and the Merger abandoned if any of the requirements under the Merger Agreement are not satisfied within 180 days of the date of the Merger Agreement by the Company, New TopCo or Merger Sub.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated by reference herein. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other documents that the Company or New TopCo file with the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors amended the Company’s Change in Control Policy to clarify that a change in control under the Ferguson plc 2023 Omnibus Equity Incentive Plan would constitute a “Change in Control” under the policy, and that a transaction will not constitute a “Change in Control” under the policy if (x) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (y) the direct or indirect holders of the voting shares of such holding company immediately following that transaction are substantially the same as the holders of Company’s voting shares immediately prior to that transaction. The amended Change in Control Policy is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01 Other Events.

Effective March 7, 2024, the restricted stock units that were issued to the Company’s non-employee directors on October 12, 2023 under the Ferguson Non-Employee Director Incentive Plan 2022 will be cancelled (the “Cancelled Director Awards”) and a replacement grant of restricted stock units, for the same number of restricted stock units that had been issued under the Cancelled Director Awards with a vesting date of the next annual shareholders meeting, will be made to each of the Company’s non-employee directors under the Ferguson plc 2023 Omnibus Equity Incentive Plan, pursuant to the form of award agreement filed as Exhibit 10.2 to this Form 8-K.

Important Information for Investors and Shareholders

This Form 8-K and the exhibits filed or furnished herewith do not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the US Securities Act of 1933, as amended.

In connection with the Merger, New TopCo and the Company intend to file relevant materials with the SEC, including, among other filings, the Registration Statement that will include a proxy statement of the Company that also constitutes a prospectus of New TopCo, and a definitive proxy statement/prospectus, which will be mailed to shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by New TopCo or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New TopCo or the Company will be available free of charge on the Company’s website at corporate.ferguson.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings” or by contacting the Company’s Company Secretary in writing by mail at 1020 Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS, United Kingdom; by email at investor@ferguson.com; or by telephone at +44 (0) 118 927 3800.

Certain Information Regarding Participants

The Company, New TopCo, and their respective directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of the Company in connection with the Merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended July 31, 2023, which was filed with the SEC on September 26, 2023 and its proxy statement for its 2023 annual general meeting, which was filed with the SEC on October 17, 2023, and its Current Report on Form 8-K, which was filed with the SEC on January 12, 2024. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2023 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Information about the directors and executive officers of the Company and New TopCo and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from the Company Secretary at the Company as described above.

Cautionary Note Regarding Forward-Looking Statements

Certain information in this Form 8-K is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the process and timetable for the Merger. Forward-looking statements cover all matters which are not historical facts and speak only as of the date on which they are made. Forward-looking statements can be identified by the use of forward-looking terminology such as “intend,” “will,” “plan,” “would,” “believe,” “expect,” “anticipate,” “may” or other variations or comparable terminology. Many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: the Merger may be delayed, cancelled, suspended or terminated; the conditions to the completion of the Merger, including shareholder approval, may not be satisfied; weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including disruption in the financial markets and any macroeconomic or other consequences of political unrest, disputes or war; failure to rapidly identify or effectively respond to direct and/or end customers’ wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems or our ability to timely deploy new omni-channel capabilities; unsuccessful execution of our operational strategies; changes in, interpretations of, or compliance with tax laws in the U.S., the U.K., Switzerland or Canada; adverse impacts caused by a public health crisis; and other risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on September 26, 2023, and in other filings we or New TopCo make with the SEC in the future. Forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated as of February 29, 2024, by and among Ferguson plc, Ferguson (Jersey) 2 Limited and Ferguson Enterprises Inc.

10.1	Change in Control Policy for Executive Officers, effective as of February 28, 2024.

10.2	Form of Non-Employee Director Restricted Stock Unit Award Agreement Pursuant to the Ferguson plc 2023 Omnibus Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FERGUSON PLC

Date: March 1, 2024	By:	/s/ Katherine McCormick
	Name:	Katherine McCormick
	Title:	Company Secretary